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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the post-effective Amendment No. 1 to the Form S-1 registration statement of Chem Rx Corporation (f/k/a Paramount Acquisition Corp.), (the "Company") on Form S-3 (Registration No. 333-127149) of our two reports, each dated April 2, 2008, with respect to our audit of the financial statements of the Company as of December 31, 2007 and for the year then ended, and our audits of the financial statements of B.J.K. Inc d/b/a Chem Rx and Subsidiaries and Affiliate as of October 26, 2007 and December 31, 2006 and the nine months and 26 days and year then ended, respectively; which reports are included in this Annual Report on Form 10K of Chem Rx Corporation (f/k/a Paramount Acquisition Corp.) for the year ended December 31, 2007.

/s/ KGS LLP KGS LLP

Jericho, New York
April 3, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM